PLAN OF REORGANIZATION
INCLUDING OPTION TO ACQUIRE

BY AND AMONG

HOOK GROUP, LLC AND
SUFFIELD FOODS, LLC

AND

THE PERSONS SIGNING THIS AGREEMENT AS THE HOOK GROUP LLC, AND SUFFIELD FOODS, LLC PRINCIPAL OWNERS

AND

NIGHTFOOD HOLDINGS, INC.

PLAN OF REORGANIZATION

PLAN OF REORGANIZATION (the "Agreement"), dated as of November 14, 2016 by and among Hook Group, LLC ("HGLLC"), a Rhode Island limited liability whose principal office is located at 65 Grande Isle Dr., Suite 338, Wakefield, RI 02879; Suffield Foods, LLC ("SFLLC"), a Georgia limited liability company whose principal office is located at 1230 Peachtree St. NE, Suite 1900, Atlanta, GA 30309, the persons whose names and addresses are set forth on the signature page hereto (collectively referred to as the "LLC Members"), Nightfood Holdings, Inc. ("NFHI"), a Nevada corporation whose principal office is located at 500 White Plains Road – Suite 520, Tarrytown, New York 10591, and a subsidiary to be formed ("NFHISUB"), a newly formed Nevada corporation whose principal office is located at 500 White Plains Road – Suite 520, Tarrytown, New York 10591.

RECITALS:

A. HGLLC is the licensee under an agreement with General Mills, Inc. ("GMI") to develop manufacture and market Fiber One Ice Cream ("FOIC") and is the majority owner of SFLLC;

B. SFLLC is a majority owned subsidiary of HGLLC and is engaged in the development, production, marketing and distribution of FOIC;

C. The LLC Members represent all of the interests in HGLLC and SFLLC;

D. NFHI is a publicly traded company with shares registered under the Securities Exchange Act of 1933, as amended (the "33 Act"), which is engaged in the business of developing, manufacturing, marketing and distributing a line of snack foods optimized for night time snacking;

E. NFHISUB is a newly formed, inactive wholly-owned subsidiary of NFHI and is authorized to issue 1,000 shares of Common Stock, par value $0.0001 (the "NFHISUB Shares") all of which are issued and owned by NFHI;

F. NFHI desires to acquire ownership of HGLLC and SFLLC by causing each of HGLLC and SFLLC to merge with and into NFHI and issuing NFHI's Common Stock, par value $0.0001 (the "NFHI Common Stock") to the LLC;

G. The respective Boards of Directors or Managers of NFHI, HGLLC, SFLLC and NFHISUB (together, the "Constituent Entities") deem it advisable and generally to the advantage and welfare of each constituent entity and its shareholders and members to affect a merger on the terms and conditions hereinafter set forth, the merger to be effected pursuant to the Nevada Revised Statutes ("NRS") and Rhode Island General Revised Statutes 7-16 and to be a tax free reorganization under Sections 368(a)(l)(A) and (a)(2)(D) of the Internal Revenue Code (the "Code").

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Parties hereto agree as follows:

ARTICLE I
REORGANIZATION

1.01 <u>The Reorganization.</u> (a) The parties hereto agree, subject to the fulfillment of the conditions of this Agreement, including, but not limited to, the investment by NFHI in HGLLC as set forth herein, and subject to NFHI's final approval after it has made the investments required hereby, to effect the merger (the "Merger") of both HGLLC and SFLLC with and into NFHISUB. The Merger shall be effective at the close of business on the date (the "Effective Date") on which a certificate of merger (the "Certificate of Merger") as required by Nevada law for the Merger is filed with the Secretary of State of Nevada. The Certificate of Merger shall be substantially in the form annexed hereto as Exhibit A. NFHI shall only have the right to compel the Merger after NFHI has purchased 7,500,000 Preferred Interests in HGLLC and, effectively, SFLLC in accordance with the investment schedule annexed hereto and satisfied certain other requirements set forth herein.

(b) The parties also agree that they will file a Certificate of Merger certified by the Secretary of State of Nevada and make such filings in Rhode Island as are required by Rhode Island laws and NFHISUB will execute and deliver an assumption of liability as required by the Rhode Island tax laws.

1.02 <u>Vote on Reorganization.</u> Each of HGLLC and SFLLC shall cause a special meeting of the HGLLC and SFLLC members to be called and held as soon hereafter as may be practicable but in no event later than twenty days after the execution of this agreement, or on such later date as the managers of each of HGLLC and SFLLC and the board of directors NFHISUB shall approve, to consider and vote upon the reorganization contemplated hereby on the terms and conditions hereinafter set forth, or, in the alternative, each of HGLLC and SFLLC shall obtain the written consent of the holders of not less than a majority of its issued and outstanding membership interests for the approval of the transactions contemplated by this agreement and NFHISUB shall obtain the written consent of **NFHI,** its sole stockholder, to the Merger as required by the laws of Nevada. The LLC Members as owners of a majority of the voting interests of Each of HGLLC and SFLLC, **NFHI** as the owner of 100% of the stock of NFHISUB and the persons executing this agreement as the **NFHI** Principal Shareholders, respectively, all agree to vote the shares or interests owned by them in favor of the approval of this agreement.

1.03 <u>Surviving Corporation.</u> In the event that a merger is consummated pursuant to this agreement, the surviving corporation shall be NFHISUB. Its identity, certificate of incorporation, by-laws, existence, purposes; powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Certificate of Merger.

1.04 <u>Treatment of the Shares and the membership interests of the HGLLC or SFLLC</u>
The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the common shares and other securities of Each of the HGLLC or SFLLC are as follows:

(a) All of the HGLLC and SFLLC Shares issued and outstanding immediately prior to the Effective Date shall be converted by virtue of the Merger, and at the Effective Date, into an

aggregate of 50% of the issued and outstanding shares of NFHI on a fully diluted basis (the "Merger Shares"). The Merger Shares shall be issued to HGLLC common members and to SFLLC common members and shall be divided pro-rata among the members of each of HGLLC and SFLLC as the management of HGLLC and SFLLC shall at the time of the Merger determine. In the Merger, the Preferred Interests in HGLLC and SFLLC shall be disregarded. After the Effective Date, each holder of HGLLC and SFLLC membership interests outstanding prior to the Merger shall be entitled upon surrender of his interests from NFHI or NFHISUB a certificate representing the number of shares of NFHI Common Stock and Warrants to which such holder shall be entitled delivered in accordance with this Agreement. Until so surrendered, the outstanding certificates which, prior to the Effective Date, represented of HGLLC and SFLLC membership interests shall be deemed for all corporate purposes to evidence ownership of shares of NFHI Common Stock into which such membership interests Shares shall have been converted. Such shares will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act") and may not be sold or otherwise disposed of unless an opinion of counsel is received, satisfactory in form and substance to NFHI, that such transaction is in compliance with, or exempt from, the registration provisions of the Act. A restrictive legend will be placed upon the certificate for such shares and stop order placed against their transfer.

(b) NFHI will continue to own the 1,000 issued and outstanding NFHISUB Shares and NFHISUB will remain a wholly-owned subsidiary of NFHI.

(c) The separate existence and corporate organization of Each of HGLLC and SFLLC, except insofar as it may be continued by statute, shall cease on the Effective Date.

1.05 **Rights and Liabilities of Surviving Corporation.** On and after the Effective Date, NFHISUB, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of HGLLC and SFLLC, all debts due to either of the HGLLC or SFLLC on whatever account shall be vested in NFHISUB; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the HGLLC or SFLLC shall be as effectively the property of NFHISUB as they were of the respective HGLLC or SFLLC; the title to any real estate by deed or otherwise in either of the HGLLC or SFLLC shall not revert or be in any way impaired by reason of the merger, but shall be vested in NFHISUB; all rights of creditors and all liens upon any property of either of the HGLLC or SFLLC shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of the respective HGLLC or SFLLC shall thenceforth attach to NFHISUB and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF EACH OF HGLLC AND SFLLC

2.01 **Representations, Warranties and Certain Agreements of Each of HGLLC AND SFLLC.** Except as set forth in the EACH OF HGLLC AND SFLLC Disclosure

Schedule annexed hereto as Exhibit 2.01, EACH OF HGLLC AND SFLLC represents and warrants to, and agrees with, NFHI as follows:

(a) **Organization and Authority of each of HGLLC and SFLLC.** Each of HGLLC and SFLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Rhode Island, and has all the necessary entity power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of HGLLC AND SFLLC, has been duly executed and delivered by each of HGLLC and SFLLC managing members and constitutes legal, valid and binding obligations of each of HGLLC and SFLLC and the each of the HGLLC AND SFLLC members executing this Agreement enforceable against each of HGLLC and SFLLC and the such members in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of HGLLC and SFLLC is duly qualified and in good standing as a foreign entity in every jurisdiction in which its ownership, leasing, licensing or use of property or assets, or the conduct of its business makes such qualification necessary except where such failure to so qualify would not have a material adverse effect on HGLLC or SFLLC taken as a hole.

(b) **Capitalization of each of HGLLC and SFLLC.** The authorized capitalization of each of HGLLC and SFLLC consists of 10,000,000 common membership interests, all of which are issued and outstanding, and 9,000,000 preferred membership interests, none of which are yet issued or outstanding and all of which will be reserved for issuance pursuant to this agreement. All of the issued and outstanding membership interests of each of HGLLC and SFLLC are duly authorized, issued and outstanding membership interests and are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to acquisition of membership interests in HGLLC or SFLLC or obligating either of HGLLC or SFLLC to issue or sell any membership interests. Each of the HGLLC and SFLLC membership interests are, to the knowledge of HGLLC and SFLLC are owned as set forth on Exhibit D free and clear of all liens, charges, encumbrances and rights whatsoever.

(c) **No Conflict; Required Consents.** The execution, delivery and performance of this Agreement by each of HGLLC and SFLLC and the HGLLC and SFLLC members does not and will not (A) conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to either of HGLLC or SFLLC, the HGLLC AND SFLLC Principal Members or the "HGLLC or SFLLC Assets" (as hereafter defined) (B) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to either of HGLLC or SFLLC or by which any of the assets or properties of either of them is bound or affected, (C) violate or conflict with the articles of organization, operating agreement or by-laws of either of HGLLC or SFLLC, true and correct copies of which have heretofore been delivered to NFHI or (D) except as would not have a material adverse effect, result in any breach of, or constitute a default (or event which with notice or lapse of time, or both, would become a default) under, or result in the creation of any lien or other

encumbrance pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to the either of HGLLC or SFLLC Assets. No consents are required under any agreements to which either EACH OF HGLLC AND SFLLC is party to consummate the transactions set forth herein. Except for the filing of the documents required by Section 1.01, no approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by each of HGLLC or SGLLC.

(d) **Financial Statements.** NFHI has been furnished with true and correct copies of the financial statements of each of HGLLC and SGLLC at __________ and ________ (the "HGLLC and SFLLC Annual Financial Statements ") and the related interim financial statements of each of HGLLC and SGLLC as at ____ and ____ , certified by the chief executive officer of each of HGLLC and SFLLC (collectively, the "HGLLC and SFLLC Financial Statements"). The HGLLC and SFLLC Financial Statements present fairly in all material respects the financial condition of each of HGLLC and SFLLC as of the dates thereof and the results of operations and other information for the periods reported upon therein, in accordance with generally accepted accounting principles consistently applied, and Regulations S-X promulgated by the Securities and Exchange Commission.

(d) **Patents; Trademarks; Etc.** Section 2.01(e) of the HGLLC and SFLLC Disclosure Schedule is a complete and correct list of (i) all United States and foreign patents (utility and design), trademarks, service marks, trade names, brand names, corporate names, copyrights, pending applications and registrations for any of the foregoing, and other similar property rights (the "Intellectual Property") in which each of HGLLC or SFLLC has any right, title or interest, whether by ownership, license, permit, application, operation of law, or otherwise, and (ii) in each case, the nature of such right, title or interest claimed. Each of HGLLC and SFLLC owns or possesses adequate and enforceable rights to use any inventions, formulae, processes (secret and otherwise) and know-how relating to its business with no conflict with or infringement of the rights of third parties. To the best of each of HGLLC's and SFLLC's knowledge, there has not been nor is there any infringement or violation by any party whatsoever of any Intellectual Property rights. Each of HGLLC and SFLLC possesses all rights, interests, licenses or other authority to use all copyrights, patents, inventions, formulae, processes (secret or otherwise), trademarks, service marks, brand names, corporate names, and trade names necessary to conduct the business of each of HGLLC and SFLLC as presently being conducted without payment of any royalties or other consideration except as set forth on Schedule 2,01(e). Neither of HGLLC or SFLLC has granted any outstanding licenses or other rights to the Intellectual Property, nor is either of HGLLC or SFLLC under any obligation to grant the same. Neither of HGLLC or SFLLC has contracted to provide indemnification for patent or copyright infringement.

(e) **Title to Assets.** The assets of each of HGLLC and SFLLC as shown on the balance sheets included in the HGLLC and SFLLC Financial Statements (with such changes as have occurred in the ordinary course of business) constitute all of the assets which are considered part of the business of each of HGLLC and SFLLC and all of the assets necessary to conduct the business of each of EACH OF HGLLC AND SFLLC as presently conducted. Each of HGLLC and SFLLC has good and marketable title to the assets shown in the balance sheet in the HGLLC and SFLLC Financial Statements and all assets, properties and rights of whatever kind or nature, real, personal or mixed, tangible

or intangible wherever situated or located free and clear of liens, pledges, security interests and other encumbrances of every kind. The tangible assets are in such condition as is necessary to enable each of HGLLC and SFLLC to operate its business as heretofore conducted in the period immediately preceding the date hereof.

(f) **Liabilities.** Each of HGLLC and SFLLC has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on HGLLC and SFLLC Financial Statements, (ii) Liabilities incurred in the ordinary course of the business of each of HGLLC and SFLLC, and (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto. Included on Schedule 2.01(f) are a list of all promissory notes issued by each of HGLLC and SFLLC and all royalty or license agreements entered into by each of HGLLC and SFLLC.

(g) **Absence of Changes.** Since the HGLLC and SFLLC Financial Statements; (i) the business of each of HGLLC and SFLLC has been operated only in the ordinary course; (ii) there has been no material adverse change in the business, operations or condition (financial or otherwise) of each of HGLLC and SFLLC and, to the best knowledge of each of HGLLC and SFLLC, no such change is threatened; (iii) there has been no damage, destruction or loss materially adversely affecting the business, operations or condition (financial or otherwise) of either of HGLLC and SFLLC or their assets, whether or not covered by insurance; and (iv) neither of HGLLC or SFLLC has (a) entered into any material transaction, agreement or commitment or incurred any material obligation or liability except in the ordinary course of business, (b) mortgaged, pledged or subjected to any pledge, security interest lien or other encumbrances or claim of any kind, in any material fashion, of any of their assets, tangible or intangible, (c) sold, assigned or otherwise transferred, or authorized the sale, assignment or other transfer of, any material asset or cancelled any debts (d) waived or relinquished any rights of substantial value without adequate consideration (e) issued, sold, exchanged, purchased, redeemed or retired, or agreed to issue, sell, exchange, purchase, redeem or return any of its capital stock or any other stock, bond, subscription, option, warrant, right or other security, or declared or made any payment or distribution to its stockholders, (f) amended or terminated any material contract or agreement, (g) made or authorized any loan, borrowing, capital contribution or guarantee, or made or authorized any capital expenditure, (h) made or authorized any amendment to its Operating Agreement or any other constituent instrument.

(h) . **Books and Records.** The minute books of each of HGLLC and SFLLC, since inception, contain complete and accurate records of all meetings of the Board of Directors, managers and members of each of HGLLC and SFLLC, and the signatures therein are the true signatures of the persons purporting to have signed them. The membership records of each of HGLLC and SFLLC are complete and correct. The books and records of each of HGLLC and SFLLC, fairly reflect all material transactions to which either of HGLLC or SFLLC is or was a party or by which the either of them or their assets are or were bound.

(i) **Litigation, Etc.** There are no actions, suits, proceedings or investigations pending against either of HGLLC or SFLLC, or to the best of each of HGLLC's AND SFLLC's knowledge threatened against or otherwise affecting, in any material respect, either of HGLLC and SFLLC or either of their assets before any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Neither of HGLLC and SFLLC is operating under or subject to, or in default with respect to, any order, writ, injunction or decree or judgment of any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, domestic or foreign. There is no pending action, suit or proceeding which has been brought by or on behalf of either of HGLLC or SFLLC in any court or before any governmental or regulatory body or arbitration tribunal.

(j) **Insurance.** Listed in Section 2.01(j) of the HGLLC and SFLLC Disclosure Schedule is a complete and correct list of all insurance policies relating to each of HGLLC and SFLLC or either of their assets. Such policies are valid and enforceable in accordance with their terms and are in full force and effect as of the date hereof, with all premiums due in respect of such policies having been paid or provided for, and, to the best of each of HGLLC's and SFLLC's, there are no material outstanding unpaid claims under any such policy, except for those claims currently in litigation or threatened, all of which are listed in Section 2.01(l) of the HGLLC and SFLLC Disclosure Schedule.

(k) **Taxes.**

(i) All tax returns and reports required to be filed by, or on behalf of, each of HGLLC and SFLLC collectively, the "HGLLC and SFLLC Tax Returns"), have been filed or, in the case of those returns or reports described in Section 2.01(k) of the Disclosure Schedule, will be filed before closing. All taxes and all installments of estimated taxes required to be paid by each of HGLLC and SFLLC have been paid or will be paid at Closing. With respect to periods commencing after January 1, 2016, each of HGLLC and SFLLC has not incurred any liability for taxes other than in the ordinary and regular course of business. There are no liens with respect to taxes upon any of the properties or assets, real, personal or mixed, tangible or intangible of either of HGLLC and SFLLC, except liens for current taxes not yet due.

(ii) Neither of HGLLC or SFLLC has any knowledge of a) any deficiency asserted by the Internal Revenue Service or any state taxing authority as a result of an examination of any Tax Return or b) any issue raised by a taxing authority in any such examination which reasonably could be expected to result in a proposed deficiency for any other period. Neither of HGLLC or SFLLC has received any notice of deficiency or assessment or proposed deficiency or assessment on any taxing authority which has not been paid.

(iii) There are no outstanding written agreements or waivers extending the statutory period of limitations applicable to any tax returns required by either of HGLLC and SFLLC. Neither of HGLLC or SFLLC is a party to any written agreement provided for the allocation or sharing of taxes.

(l) **Compliance with Laws; Etc.** Each of HGLLC and SFLLC has conducted and now conducts, in all material respects, its business in compliance with all laws, rules, regulations, judgments, orders, rulings and decrees of all governmental and regulatory authorities or courts, domestic or foreign, applicable to it or any of the their assets.

Each of HGLLC and SFLLC has all zoning and other permits, concessions, licenses and all other authorizations and approvals of any Federal, state, local or foreign governmental or regulatory bodies necessary for the conduct of its business or for the use or occupancy of their assets (collectively, "Permits").

(m) **Subsidiaries; Etc.** Each of HGLLC and SFLLC has no subsidiaries, nor owns any capital stock or interests in of any other corporation or entity other than HGLLC's ownership interest in SFLLC.

(n) **Employee and Labor Relations.** Neither of HGLLC nor SFLLC is a party to any collective bargaining or other labor union contract applicable to persons employed by EACH OF HGLLC AND SFLLC.

(o) **Employee Plans.** Neither of HGLLC nor SFLLC has any (i) pension, profit-sharing and other employee retirement plans, (ii) medical, dental, hospitalization, life, disability and other employee benefit plans, (iii) stock ownership, stock purchase, deferred compensation, performance share, bonus and other incentive plans or (iv) other similar plans, agreements, arrangement or understanding which the either of HGLLC or SFLLC maintains, sponsors or its required to make contributions, in which any employee of either or HGLLC or SFLLC participates or under which any such employee is entitled, by reason of such employment, to any benefits (collectively, "Employee Plans") except as disclosed in this Agreement, including the exhibits hereto.

(p) **Disclosure.** No representation or warranty by either of HGLLC or SFLLC contained in this Agreement, or in any Schedule or Exhibit referred to herein or in any certificate or document furnished by it pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading.

(q) **Brokers.** No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each of HGLLC and SFLLC.

(r) **Contracts and Commitments.** Schedule 2.01(r) contains a complete list of all contracts or other instruments which affect each of HGLLC and SFLLC or their assets which impose a liability on either of HGLLC or SFLLC in excess of $40,000 or which are not terminable at will by HGLLC or SFLLC within 30 days or less. Except as set forth in Schedule 2.01.(r), each of HGLLC and SFLLC is not a party to any:

(i) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant of HGLLC or SFLLC;

(ii) note, debenture, mortgage, pledge, charge, security agreement, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the commitment for the borrowing or lending of money;

(iii) agreement, contract or commitment limiting or restraining its business activity;

(iv) contracts for the sale of any of their assets or the grant to any person of any preferential rights to purchase any of their assets;

(v) joint venture and partnership agreements;

(vi) contracts and other agreements relating to the acquisition by either of HGLLC or SFLLC of any operating business or the capital stock of any other person;

(vii) any stock purchase or stock option agreements.

There have been delivered or made available to NFHI true and complete copies of all of the contracts and agreements set forth on Section 2.01(r) of the HGLLC and SFLLC Disclosure Schedule.

(s) Real Property and Leased Premises. Neither HGLLC nor SFLLC has title to any real estate, buildings or structures nor is it a party to any real or personal property lease other than as set forth on Schedule 2.01 (s).

(t) Enforceability - No Default. All of the contracts and instruments, including any license or lease, listed in any schedules, are valid, subsisting, in full force and effect and binding upon either of HGLLC or SFLLC in accordance with their terms, subject to the qualifications that enforcement of the right and remedies created thereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and is not in default under any of them (which default singly or with other such defaults could have a material adverse effect on the business or financial position of HGLLC and SFLLC taken as a whole), nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of each of HGLLC and SFLLC, no other party to such contracts and instruments or other such contract or agreement is in default thereunder (which default singly or with such other defaults could have a material adverse effect on the business or financial position of HGLLC and SFLLC taken as a whole), nor, to the knowledge of each of HGLLC and SFLLC, does any condition exist that with notice or lapse of time or both would constitute such a default thereunder.

(u) License Agreement. The trademark license agreement between HGLLC and General Mills Marketing, Inc., dated January 1, 2015, as amended July 31, 2016, is in full force and effect and neither HGLLC nor SFLLC has received any notice of its cancellation or modification from General Mills Marketing, Inc. or its representatives or is aware of any event which presently, or with the passage of time, would give General Mills Licensing, Inc., or its representatives any rights to declare a default under such agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE EACH OF THE LLC MEMBERS

3.01 Representations, Warranties and Certain Agreements of the Each of the LLC Members. Each of the LLC Members, severally, represents and warrants to, and agrees with, NFHI and NFHISUB as follows:

(a) **Ownership of Membership Interests.** Such LLC Member owns the number of membership interests set forth after his name on Exhibit B free and clear of all liens and encumbrances, however, such representation is only made as to the best of the LLC Member's knowledge as to and that such membership interests owned by a different party; and

(b) **No Knowledge.** To the best of such LLC Member's knowledge and belief, each and every representation and warranty of each of HGLLC and SFLLC under this agreement is true, accurate and complete and does not omit to state a fact required to make the representation, in the context wherein is was made, not misleading.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF NFHI AND NFHISUB

4.01 Representations, Warranties and Certain Agreements of NFHI and NFHISUB. Except as set forth in the NFHI Disclosure Schedule annexed hereto as Exhibit 4.01 or in a document filed with the Securities and Exchange Commission since December 31, 2014, NFHI and NFHISUB, jointly and severally, represent and warrant to, and agrees with, each of HGLLC and SFLLC as follows:

(a) **Organization and Authority of NFHI and NFHISUB.** NFHI and NFHISUB are corporations duly organized, validly existing and in good standing under the laws of Nevada and have all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by NFHI and NFHISUB and constitutes a legal, valid and binding obligation of NFHI enforceable against NFHI and NFHISUB in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the obligations of NFHI and NFHISUB under this Agreement are subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) **No Conflict; Required Regulatory Consents.** Except as may result from any facts or circumstances relating solely to HGLLC or SFLLC, the execution, delivery and performance of this Agreement by NFHI and NFHISUB does not and will not (A) conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to NFHI or NFHISUB or by which any of NFHI's properties are bound or affected, (B) violate or conflict with the certificate or articles of incorporation or by-laws of NFHI of NFHISUB, or (C) to the knowledge of NFHI or NFHISUB, result in any breach of, or constitute a default (or event which with notice or lapse of time, or both, would become a material default) under, or result in the creation of any material lien or other encumbrance on any of the properties or assets of NFHI pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which NFHI or any of its or their respective

properties is bound or affected, which would have, individually or in the aggregate, a material adverse effect on the business, operations, properties, prospects, conditions, assets or liabilities of NFHI.

(c) **Capitalization of NFHI and NFHISUB.** (i) The authorized capital stock of NFHI consists of 100,000,000 shares of Common Stock, par value $0.0001 and 1,000,000 shares of Preferred Stock, par value $0.001. As of the date of this Agreement approximately 28,500,000 shares of Common Stock and no shares of Preferred stock are issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. The shares of Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued and non-assessable.

(ii) The authorized capital of NFHISUB consists of 1,000 shares of Common Stock, 100 of such shares being duly authorized, validly issued, fully paid and non-assessable and owned by NFHI. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of NFHISUB or obligating NFHISUB to issue or sell any shares of capital stock of, or equity interests in, NFHISUB.

(d) Financial Statements. Each of HGLLC and SFLLC has been furnished with true and correct copies of the balance sheets of NFHI and the related audited statements of operations and cash flows of NFHI as at and for the fiscal years ended June 30, 2015 and June 30, 2016 audited by RBSM LLP (collectively, the "NFHI Financial Statements"). The NFHI Financial Statements present fairly in all material respects the financial condition of NFHI as of the dates thereof and the results of operations and other information for the periods reported upon therein, in accordance with generally accepted accounting principles.

(e) Patents; Trademarks; Etc. Section 3.01(e) of the NFHI Disclosure Schedule is a complete and correct list of (i) all United States and foreign patents (utility and design), trademarks, service marks, trade names, brand names, corporate names, copyrights, pending applications and registrations for any of the foregoing, and other similar property rights (the "Intellectual Property") in which NFHI has any right, title or interest, whether by ownership, license, permit, application, operation of law, or otherwise, and (ii) in each case, the nature of such right, title or interest claimed. NFHI owns or possesses adequate and enforceable rights to use any inventions, formulae, processes (secret and otherwise) and know-how relating to its business with no conflict with or infringement of the rights of third parties. To the best of NFHI's knowledge, there has not been nor is there any infringement or violation by any party whatsoever of any Intellectual Property rights. NFHI possesses all rights, interests, licenses or other authority to use all copyrights, patents, inventions, formulae, processes (secret or otherwise), trademarks, service marks, brand names, corporate names, and trade names necessary to conduct the business NFHI as presently being conducted without payment of any royalties or other consideration (except for royalties which may be required for the exhibition of pay-per-view programming). NFHI has granted no outstanding licenses or other rights to the Intellectual Property, nor is NFHI under any obligation to grant the same. NFHI has not contracted to provide indemnification for patent or copyright infringement. NFHI is not aware of any reason why any applied for patent should not be granted or why any pending application with the FDA should not be approved except as disclosed in this Agreement, including the exhibits hereto.

(f) Title to Assets. The assets of NFHI as shown on the NFHI Balance Sheet and NFHI Interim Balance Sheet (with such changes as have occurred in the ordinary course of business) (the "NFHI Assets") constitute all of the assets which are considered part of the business of NFHI and all of the assets necessary to conduct the business of NFHI as presently conducted. NFHI has good and marketable title to the NFHI Assets and all assets, properties and rights of whatever kind or nature, real, personal or mixed, tangible or intangible wherever situated or located free and clear of liens, pledges, security interests and other encumbrances of every kind. The tangible NFHI Assets are in such condition as is necessary to enable NFHI to operate its business as heretofore conducted in the period immediately preceding the date hereof.

(g) Liabilities. NFHI has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the NFHI Balance Sheet or the NFHI Interim Balance Sheet, (ii) Liabilities incurred in the ordinary course of the business of NFHI, and (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto.

(h) Absence of Changes. Since the Interim Balance Sheet Date, (i) the business of NFHI has been operated only in the ordinary course; (ii) there has been no material adverse change in the business, operations or condition (financial or otherwise) of NFHI and, to the best knowledge of NFHI, no such change is threatened; (iii) there has been no damage, destruction or loss materially adversely affecting the business, operations or condition (financial or otherwise) of NFHI or the NFHI assets, whether or not covered by insurance; and (iv) NFHI has not (a) entered into any material transaction, agreement or commitment or incurred any material obligation or liability except in the ordinary course of business, (b) mortgaged, pledged or subjected to any pledge, security interest lien or other encumbrances or claim of any kind, in any material fashion, of any of the NFHI Assets, tangible or intangible, (c) sold, assigned or otherwise transferred, or authorized the sale, assignment or other transfer of, any material asset or cancelled any debts (d) waived or relinquished any rights of substantial value without adequate consideration (e) issued, sold, exchanged, purchased, redeemed or retired, or agreed to issue, sell, exchange, purchase, redeem or return any of its capital stock or any other stock, bond, subscription, option, warrant, right or other security, or declared or made any payment or distribution to its stockholders, (f) amended or terminated any material contract or agreement, (g) made or authorized any loan, borrowing, capital contribution or guarantee, or made or authorized any capital expenditure, (h) made or authorized any amendment to its Certificate of Incorporation or by-laws.

(i) Books and Records. The minute books of NFHI, since inception, contain complete and accurate records of all meetings of the Board of Directors and the stockholders of NFHI, and the signatures therein are the true signatures of the persons purporting to have signed them. The stock certificate books and stock records of NFHI are complete and correct. The books and records of NFHI fairly reflect all material transactions to which NFHI is or was a party or by which the NFHI Assets are or were bound.

(j) Litigation, Etc. Except as set forth on the NFHI disclosure schedule, there are no actions, suits, proceedings or investigations pending against NFHI, or to the best of NFHI's knowledge threatened against or otherwise affecting, in any material respect, NFHI or the

NFHI Assets before any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, domestic or foreign. NFHI is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree or judgment of any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, domestic or foreign. There is no pending action, suit or proceeding which has been brought by or on behalf of NFHI in any court or before any governmental or regulatory body or arbitration tribunal except as disclosed in this Agreement, including the exhibits hereto.

(k) Insurance. Listed in Section 2.01(j) of the NFHI Disclosure Schedule is a complete and correct list of all insurance policies relating to NFHI Assets. Such policies are valid and enforceable in accordance with their terms and are in full force and effect as of the date hereof, with all premiums due in respect of such policies having been paid or provided for, and, to the best of NFHI's or the NFHI Principal Shareholders' knowledge, there are no material outstanding unpaid claims under any such policy, except for those claims currently in litigation or threatened, all of which are listed in Section 2.01(l) of the NFHI Disclosure Schedule.

(l) Taxes.

(i) All tax returns and reports required to be filed by, or on behalf of, NFHI (collectively, the "Tax Returns"), have been filed or, in the case of those returns or reports described in Section 2.01(m) of the Disclosure Schedule, will be filed before closing. All taxes and all installments of estimated taxes required to be paid by NFHI have been paid or will be paid at Closing. With respect to periods commencing after June 30, 2016, NFHI has not incurred any liability for taxes other than in the ordinary and regular course of business. There are no liens with respect to taxes upon any of the properties or assets, real, personal or mixed, tangible or intangible of NFHI, except liens for current taxes not yet due.

(ii) Neither NFHI nor the NFHI Principal Shareholders has any knowledge of a) any deficiency asserted by the Internal Revenue Service or any state taxing authority as a result of an examination of any Tax Return or b) any issue raised by a taxing authority in any such examination which reasonably could be expected to result in a proposed deficiency for any other period. Neither NFHI nor the NFHI Principal Shareholders has received any notice of deficiency or assessment or proposed deficiency or assessment on any taxing authority which has not been paid.

(iii) There are no outstanding written agreements or waivers extending the statutory period of limitations applicable to any tax returns required by NFHI. NFHI is not a party to any written agreement provided for the allocation or sharing of taxes.

(m) Compliance with Laws; Etc. NFHI has conducted and now conducts, in all material respects, its business in compliance with all laws, rules, regulations, judgments, orders, rulings and decrees of all governmental and regulatory authorities or courts, domestic or foreign, applicable to it or any of the NFHI Assets or the Technology. NFHI has all zoning and other permits, concessions, licenses and all other authorizations and approvals of any Federal, state, local or foreign governmental or regulatory bodies necessary for the conduct of its business or for the use or occupancy of the NFHI Assets (collectively, "Permits").

(n) Subsidiaries; Etc. Except as set forth on the NFHI disclosure schedule, NFHI has no subsidiaries, nor owns any capital stock of any other corporation.

(o) Employee and Labor Relations. NFHI is not a party to any collective bargaining or other labor union contract applicable to persons employed by NFHI.

(p) Employee Plans. NFHI has no (i) pension, profit-sharing and other employee retirement plans, (ii) medical, dental, hospitalization, life, disability and other employee benefit plans, (iii) stock ownership, stock purchase, deferred compensation, performance share, bonus and other incentive plans or (iv) other similar plans, agreements, arrangement or understanding which the NFHI maintains, sponsors or its required to make contributions, in which any employee of NFHI participates or under which any such employee is entitled, by reason of such employment, to any benefits (collectively, "Employee Plans") except as disclosed in this Agreement, including the exhibits hereto.

(q) Disclosure. No representation or warranty by NFHI contained in this Agreement, or in any Schedule or Exhibit referred to herein or in any certificate or document furnished by it pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading.

(r) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NFHI or any of the NFHI Principal Shareholders.

(s) Contracts and Commitments. Schedule 3.01(s) contains a complete list of all contracts or other instruments which affect NFHI or its Assets which impose a liability on NFHI in excess of $40,000 or which are not terminable at will by NFHI within 30 days or less. Except as set forth in Schedule 3.01.(s), NFHI is not a party to any:

(i) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant of NFHI;

(ii) note, debenture, mortgage, pledge, charge, security agreement, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the commitment for the borrowing or lending of money;

(iii) agreement, contract or commitment limiting or restraining its business activity;

(iv) contracts for the sale of any of the NFHI Assets or the grant to any person of any preferential rights to purchase any of the NFHI Assets;

(v) joint venture and partnership agreements;

(vi) contracts and other agreements relating to the acquisition by NFHI of any operating business or the capital stock of any other person;

(vii) any stock purchase or stock option agreements.

There have been delivered or made available to HGLLC and SFLLC true and complete copies of all of the contracts and agreements set forth on Section 2.01(s) of the NFHI Disclosure Schedule.

(t) **Real Property and Leased Premises.** NFHI does not have title to any real estate, buildings or structures nor is it a party to any real or personal property lease other than as set forth on Schedule 2.01 (t).

(u) **Enforceability - No Default.** All of the contracts and instruments, including any license or lease, listed in any schedules, are valid, subsisting, in full force and effect and binding upon NFHI in accordance with their terms, subject to the qualifications that enforcement of the right and remedies created thereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and is not in default under any of them (which default singly or with other such defaults could have a material adverse effect on the business or financial position of NFHI), nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of NFHI, no other party to such contracts and instruments or other such contract or agreement is in default thereunder (which default singly or with such other defaults could have a material adverse effect on the business or financial position of NFHI), nor, to the knowledge of NFHI, does any condition exist that with notice or lapse of time or both would constitute such a default thereunder.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE NFHI PRINCIPAL SHAREHOLDERS

5.01 **Representations, Warranties and Certain Agreements of the NFHI Principal Shareholders.** Each of the NFHI Principal Shareholders, severally, represents and warrants to, and agrees with, NFHI as follows:

(a) **Ownership of NFHI Shares.** Such Shareholder owns the number of NFHI Shares set forth after his name on Exhibit C free and clear of all liens and encumbrances, and that such NFHI Shares constitute the percentage of the issued and outstanding NFHI Shares as is set forth on Exhibit C; and

(b) **No Knowledge.** To the best of such NFHI Principal Shareholder's knowledge and belief, each and every representation and warranty of NFHI and NFHI SUB under this agreement is true, accurate and complete and does not omit to state a fact required to make the representation, in the context wherein is was made, not misleading.

ARTICLE VI
THE CLOSING

6.01 **Time and Place of Closing.** The closing of the transactions contemplated by this Agreement shall take place at the offices of Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607, at 10:00 a.m. on November __, 2016 or such other place and date as shall be mutually agreed by the Parties.

6.02 Special Conditions of Closing. In addition to the conditions set forth herein, the consummation of the transactions contemplated hereby shall be subject to the special conditions of Article X hereof.

6.03 <u>Conditions of Obligations of NFHI and NFHISUB</u>. The obligation of NFHISUB to consummate the reorganization contemplated hereby is subject to the following conditions prior to the Effective Date:

(a) That no material transactions shall have been entered into by either of HGLLC or SFLLC other than transactions in the ordinary course of business between the Balance Sheet Date and the Closing Date, other than as referred to in this Agreement or in the schedules annexed, except with the written consent of NFHI.

(b) Except as disclosed in this Agreement or in the schedules annexed, that no material adverse change in the aggregate shall have occurred in the business, financial condition or prospectus of each of HGLLC and SFLLC since the HGLLC and SFLLC Financial Statements.

(c) That each of HGLLC and SFLLC and the LLC Members shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with, and that the representations and warranties made by each of HGLLC and SFLLC and the LLC Member in this Agreement are true and correct, both when made and as of the Closing Date.

(d) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate entity action of each of HGLLC and SFLLC and that entity resolutions to that effect have been delivered to NFHI.

6.04 <u>Conditions of Obligations of</u> <u>each of HGLLC and SFLLC</u>. The obligations of each of HGLLC and SFLLC to consummate the Merger are subject to the following conditions prior to the Effective Date:

(a) That no material adverse change shall have occurred in the business or financial condition of NFHI and its subsidiaries taken as a whole since the date of the NFHI Financial Statements.

(b) That NFHISUB and NFHI shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with and that the representations and warranties made by NFHI and NFHISUB are true and correct, both when made and at the Closing Date.

6.05 <u>Deliveries by</u> <u>each of HGLLC and SFLLC</u> **<u>LLC at Closing</u>.** At the Closing, EACH OF HGLLC AND SFLLC shall deliver the following to NFHI:

(a) Recent copy of the Articles of Formation of each of HGLLC and SFLLC certified by the Secretary of State of Rhode Island;

(b) Recent Certificate of Good Standing for each of HGLLC and SFLLC from the Secretary of State of Rhode Island;

(c) Recent Certificate of Good Standing of each of HGLLC and SFLLC as a foreign corporation in each jurisdiction in which each of HGLLC and SFLLC is qualified to do business, if any;

(d) Certificate of the Secretary or managing member of each of HGLLC and SFLLC certifying each of HGLLC' and SFLLC' By-Laws operating agreement, and the action of the managers and or members of each of HGLLC and SFLLC in approving this Agreement and the transaction contemplated hereby; and

(e) Certificate of the managing member of each of HGLLC and SFLLC to the effect that all of the conditions listed under Section of this Agreement have been met and that all representations and warranties are true and correct as of Closing.

(f) Opinion from counsel to each of HGLLC and SFLLC (which as to matters of fact may rely on certificates of public officials and officers, managers and members of each of HGLLC and SFLLC) in form satisfactory to NFHI's counsel, to the effect that

(1) each of HGLLC and SFLLC has been duly incorporated and is a validly existing entity in good standing under the laws of the State of Rhode Island with full entity power and authority to own and operate their properties and to carry on its current and proposed business and is fully licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction, by owning or leasing real property in such jurisdiction or otherwise, it is required to be so licensed or qualified, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of either of HGLLC or SFLLC.

(2) Each of HGLLC and SFLLC ACH OF HGLLC AND SFLLC has an authorized and outstanding capitalization as described in this Agreement.

(3) The outstanding interests in each of HGLLC and SFLLC have been duly and validly issued and are fully paid and non-assessable and do not have any preemptive rights applicable thereto; and all of the issued and outstanding each of HGLLC and SFLLC interests have been issued pursuant to an appropriate exemption from the registration requirements of the securities laws of the United States of America or a Registration Statement declared effective under the Securities Act of 1933, as amended.

(4) This Agreement has been duly authorized by appropriate entity action of each of HGLLC and SFLLC and duly executed and delivered by each of HGLLC and SFLLC and is a valid and binding obligation of each of HGLLC and SFLLC and the LLC Members legally enforceable against them in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect and to general equitable principles.

(5) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions therein contemplated, nor compliance with the terms of each thereof by each of HGLLC and SFLLC or the LLC Members do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the constituent documents, as amended, or the by-laws or operating agreement, as amended of each of HGLLC and SFLLC, any indenture, mortgage, deed of trust or other agreement or instrument to which such counsel known either of HGLLC or SFLLC is a party or by which, to the knowledge of such counsel, it or any of its assets or properties is bound, or to the knowledge of such counsel, any law, order, rule or regulation, judgment, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over either of HGLLC or SFLLC or its business or any of its properties; and no consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the Merger.

(6) To the best of such counsel's knowledge and except as disclosed in the HGLLC and SFLLC Disclosure Schedule (a) there are no actions, suits, proceedings or investigations pending against either of HGLLC or SFLLC, or threatened against or otherwise affecting, in any material respect, either of HGLLC or SFLLC or their assets before any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, domestic or foreign; (b) neither of HGLLC nor SFLLC is operating under or subject to, or in default with respect to, any order, writ, injunction or decree or judgment of any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, domestic or foreign; (c) there is no pending action, suit or proceeding which has been brought by or on behalf of either of HGLLC or SFLLC in any court or before any governmental or regulatory body or arbitration tribunal.

(7) Upon consummation of the Merger, NFHI through NFHISUB will be the sole owner of all of the business and assets of both of HGLLC and SFLLC.

(a) Certificates representing all of the each of HGLLC and SFLLC membership interests Shares.

(b) Such other instruments or certificates as counsel for NFHI may reasonably request.

6.06 <u>Deliveries by NFHI and NFHISUB.</u> At the Closing, NFHI and NFHISUB shall deliver the following to each of HGLLC and SFLLC and the LLC Members:

(a) Recent copies of the Certificates of Incorporations of NFHI and NFHISUB certified by the Secretary of State of Nevada.

(b) Recent Certificates of Good Standing for NFHI and NFHISUB from the Secretary of State of Nevada.

(c) Certificate of the Secretary of NFHI as to the By-Laws of NFHI and the action of the Directors of NFHI.

(d) Certificate of the Secretary of NFHISUB as to the By-Laws of NFHISUB and the actions of the Directors and stockholders of NFHISUB.

(e) Certificate of the Chairman or President of NFHI as to completion of matters referred to in Section 6 hereof.

(f) Opinion from counsel to NFHISUB and NFHI (which opinion may rely as to matters of fact or certificates of corporate officers and public officials) in form satisfactory to NFHI's counsel, that

(1) NFHISUB has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada, with a capitalization as represented in this Agreement.

(2) NFHI has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada with a capitalization as represented in this Agreement.

(3) The shares of Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be

duly authorized, validly issued, fully paid and non-assessable shares of the common stock of NFHI.

(4) This Agreement has been duly authorized, executed and delivered by NFHI and NFHISUB and is a valid and binding obligation of NFHI and NFHISUB legally enforceable against NFHI and NFHISUB in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect and to general equitable principles.

(5) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions therein contemplated, nor compliance with the terms of each thereof by NFHI and NFHISUB do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the certificate of incorporation, as amended, or the by-laws, as amended of NFHI or NFHISUB, any indenture, mortgage, deed of trust or other agreement or instrument to which such counsel known NFHI or NFHISUB is a party or by which, to the knowledge of such counsel, it or any of its assets or properties is bound, or to the knowledge of such counsel, any law, order, rule or regulation, judgment, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over NFHI or NFHISUB or its business or any of its properties; and no consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the Merger, except under state securities or Blue Sky Laws, as to which no opinion is expressed.

6.06 Delivery of Common Stock. At Closing NFHI will deliver to each of the members of HGLLC and SFLLC (against delivery of certificates representing such member's interests in HGLLC SFLLC) certificate or certificates representing the number of shares of Common Stock and Warrants to which such member is entitled.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS; INDEMNITIES

7.01 Survival of Representations and Warranties. The representations and warranties of each party hereto contained herein shall survive the Closing and any investigation for a period of two years.

7.02 Indemnity. Subject to the limitations set forth herein, from and after the Closing Date, each of HGLLC and SFLLC and the LLC Members shall indemnify and hold harmless NFHI, NFHISUB and their affiliates, directors, officers and employees (collectively and singly, the "Indemnified Parties") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel selected by such Indemnified Party), claims, liens or other obligations of any nature whatsoever (individually, a "Damage" and collectively, "Damages") that any Indemnified Party may suffer or incur which, directly or indirectly, arise out of or result from any inaccuracy or any breach of any representation or warranty of RNG or the RNG Principal Shareholders contained in this Agreement, or any brEach of any covenant or agreement of RNG or the RNG Principal Shareholders contained in this

Agreement. The liability of the RNG Principal Shareholders for indemnification pursuant to this Article VI shall be joint and several except for indemnification for inaccuracy or breach of the representations and warranties set forth in Section 3.01, which shall be several to such LLC Members(s) as to which such representation and warranty is inaccurate or who breached such representation or warranty.

7.03 Duration of Indemnities. An obligation to indemnify as set forth in Section 7.02 other than in respect of a breach of the representations contained in Subsection 2.02(h) shall be limited to claims asserted prior to December 31, 2018; provided, however, that claims may be asserted by any Indemnified Party for a breach of the representations with respect to undisclosed third party liabilities at any time on or before the date upon which the liability to which any such claim may relate is barred by all applicable statutes of limitation. Notwithstanding the foregoing, any matter concerning a claim which has been asserted hereunder which is pending or unresolved at the end of such period shall continue to be governed by the terms and conditions of this Article VII until finally terminated or otherwise resolved.

7.04 Notification and Participation. If any claim, suit, action or proceeding is commenced by any third party which might thereafter be made the basis for a claim under this Article VII, the Indemnified Party shall promptly notify LLC Members in writing, providing reasonable detail of such claim; provided, however, that any failure to give the LLC Members notice will not be deemed a waiver of any rights of the indemnified Party except to the extent the rights of the LLC Members are actually prejudiced.

In the event the Indemnified Party shall have a claim against the LLC Members hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, an Indemnified Party shall send a written notice with respect to such claim to the LLC Members.

So long as any right to indemnification exists pursuant to this Article VII, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the notice.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the parties;

(b) by either HGLLC, SFLLC or NFHI, at any time, if the Closing shall not have occurred by _____________ __, 2016;

(c) by either HGLLC and SFLLC or the LLC Members (the "HGLLC Group"), on the one hand, or NFHI or NFHISUB (the "NFHI Group"), on the other hand if there has been a material misrepresentation or breach on the part of the other Group in the representations, warranties or covenants set forth in this Agreement which is not cured within seven Business Days (being days on which banks generally are permitted or required to be open for business in New York City) after such other has been notified of the intent to terminate this Agreement pursuant to this subsection (c) or, if such material misrepresentation or breach is

capable of cure but is incapable of cure within such time period, such party has commenced such cure and diligently pursues it to completion; and

(d) by either HGLLC, SFLLC or NFHI if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and HGLLC, SFLLC or NFHI, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; provided, however, that the right to terminate this Agreement under this Section 8.01 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of Closing to occur prior to such date.

8.02 **Effect of Termination.** In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto. However, nothing herein shall relieve either party from liability for any willful breach hereof, and if termination shall result from a knowing material misrepresentation or knowing material breach of warranty when made by any party hereto or from the non-fulfillment of any material covenant or agreement herein on the part of any such party, such party shall be fully liable to the other party hereto for all costs and expenses (including reasonable attorneys' fees and expenses) actually incurred in good faith by such other party in connection with this Agreement and the transactions contemplated hereby and for all Damages sustained or incurred by such other party as a result thereof. In the event of termination hereunder without Closing, each party shall return promptly to the other or destroy (and certify such destruction to the other in writing) all documents, work papers and other material furnished or made available to it or its affiliates, representatives or agents by Purchaser or its affiliates, representatives or agents, and all copies thereof, and agrees that no information received by it or its affiliates, representatives or agents, shall be revealed by such party or its affiliates, representatives or agents to any third party or used for its advantage or any other person, except such information may be disclosed (i) where required or requested by regulatory authorities or governmental agencies, (ii) if required by court order or decree or applicable law or (iii) if it is publicly available other than as the result of an unauthorized disclosure by such party or its affiliates, representatives or agents.

8.03 **Amendment.** This Agreement may not be amended or modified except by an instrument in writing signed by all parties.

8.04 **Waiver.** At any time prior to the Closing, either HGLLC, on behalf of the HGLLC Group, or NFHI, on behalf of the NFHI Group, may extend the time for the performance of any of the obligations or other acts of the other party hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by either party of any breach of any term contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such breach, or a waiver of any breach of any other term.

ARTICLE IX
GENERAL PROVISIONS

9.01 **Expenses.** All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the LLC Members on the part of HGLLC Group and NFHI on behalf of NFHI and NFHISUB, whether or not the Closing shall have occurred.

9.02 **Confidentiality.**

(a) NFHI and each of HGLLC and SFLLC each agree that they have received, and will receive, in connection with the transaction contemplated herein, information about the other which is proprietary and confidential (the "Confidential Information"). Each agrees that it will not use any such Confidential Information, except in connection with the consummation of the transactions contemplated hereby and will not disclose such Confidential Information to any third party (other than to professionals assisting in such transactions who shall be bound to a similar standard of confidentiality) unless:

(i) such Confidential Information was already known to such party at the receipt thereof, as evidenced by documents in such party's possession; or

(ii) such Confidential Information was disclosed to such party by a third party having the lawful right to disclose same; or

(iii) such Confidential Information either had been published or otherwise made available to the public at the time of its receipt by such party, or subsequently lawfully become published or available to the public otherwise than by breach of this provision.

(b) The parties recognize and acknowledge that irreparable damage might result if Confidential Information is improperly disclosed to a third party. Accordingly, the parties agree that injunctive relief may be appropriate in the event of a breach thereof.

(c) The provisions of this Section 8.02 shall survive by any termination of this Agreement.

9.03 **Notices.** All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by facsimile transmission or by recognized overnight delivery service or three days after deposit in the United States mail or mailed by registered or certified mail (postage-prepaid, return receipt requested) or by email followed by overnight delivery as above to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a) if to any member of the HGLLC Group:

Hook Group, LLC
700 Bellevue Avenue
Newport, Rhode Island 02840
Attn: Frank Everett, CEO

FAX:
email: feverett@hooknewport.com

with a copy to:

Christopher Green
c/o Andrew D. Stone, Esq.
747 Third Avenue – Second Floor
New York, New York 10017
FAX:
Email: cgreen@suffieldfoods.com

(b) If to NFHI, the NFHI Principal Shareholders or NFHISUB:

NightFood Holdings, Inc.
520 White Plains Road – Suite 500
Tarrytown, NY 10591
Attn.: Sean Folkson, CEO
FAX:
Email: sean@nightfood.com

with a copy to:

Frank J. Hariton, Esq.
1065 Dobbs Ferry Road
White Plains, New York 10607
FAX: (914) 693-2963
Email: Hariton@sprynet.coim

9.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

9.06 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, with respect o the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

9.07 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

9.08 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without respect to principles of conflicts of law. The State and Federal Courts which sit in and for the County of

Westchester, New York shall have exclusive jurisdiction over all cases and controversies arising hereunder and each party hereto irrevocably consents to the *in per.wnam* jurisdiction of such courts. In any matter hereunder, the prevailing parties shall be entitled to an award of its costs and reasonable attorney fees.

9.09 **Counterparts.** This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

ARTICLE X
SPECIAL PROVISIONS

10.01 **Shareholder Approvals.** The consummation of the transactions contemplated by this Agreement requires the approval of the holders of a majority of the issued and outstanding voting power of NFHI. In connection with obtaining such approvals, NFHI shall prepare and file with the Securities and Exchange Commission ("SEC") such proxy/consent statements as counsel to NFHI deems advisable. Each of HGLLC and SFLLC its attorneys and accountants shall fully cooperate with such counsel in connection with the consent statement.

10.02. **Employment Matters**. Upon execution of this Agreement, HGLLC/SFLLC shall execute a three year employment contract with Franklin C. Everett at a salary of $125,000 per year, Christopher M. Dreska at a salary of $100,000 per year, Christopher Green at a salary of $80,000 per year, Rebehah Reinhart at $100,000 per year, Connie McGuire at $65,000 per year, and Sean Folkson at a salary of $80,000 per year. No accrued salary shall be paid to Franklin C. Everett, Christopher M. Dreska or Christopher Green after the Closing hereunder without NFGHI's consent and the parties shall seek to restructure such accrued salary. Upon the effective date of the Merger, these agreements shall be assumed by NFHISUB.

Once a purchase of any of the Preferred Interests in HGLLC, and effectively, SFLLC, has been made by NFHI, the total amount of consulting fees and employee/executive compensation of both HGLLC and SFLLC combined (including bonuses, salary and paid expenses) may not exceed the greater of $2,500,000 or 2.5% of the combined gross revenues of HGLLC and SFLLC in any year, without the approval of NFHI.

10.03. **Press Releases.** Any press release that NFHI intends to issue regarding the Merger will be presented to HGLLC/SFLLC for prior review and approval.

10.04 Operations Between Closing and Merger. After the Closing Date and prior to the consummation of the Merger: (i) HGLLC and SFLLC will deliver to NFHI quarterly financial statements within 45 days of the end of each quarter, and if deemed required by NFHI's auditor, audited financial statements at the end of its fiscal year; (ii) for so long as NFHI is in substantial compliance with the funding Schedule attached hereto, neither HGLLC nor SFLLC shall engage in any financing transaction, acquisition or reorganization without NFHI's having a 30 day right of first refusal which 30 day period shall restart if there are material changes to the financing, acquisition or reorganization transaction; (iii) at any time after the investment by NFHI of an aggregate of $7,500,000 in HGLLC and SFLLC, NFHI shall have the right to trigger the Merger by making a demand for the Merger which shall be contingent upon (1) at the completion of the Merger, a total of $9,000,000 shall have been invested in HGLLC and SFLLC by NFHI and/or the Merger transaction and (2) NFHI shall, post - Merger, meet all of the listing quantitative requirements of the NASDAQ or the NYSE; and (iv) if NFHI's independent accountants shall conclude that by reason of NFHI's ownership or control of HGLLC and SHLLC the financial information of HGLLC and SGLLC must be audited, HGLLC and SGLLC shall prepare an audit at their expense and within the time frames required by disclosure under Federal Securities Laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Hook Group, LLC

By: ______________ Franklin C. Everett CEO

for Suffield ~~Suffolk~~ Foods, LLC

By: ______________

NightFood Holdings, Inc.

By: ______________
Sean Folkson, CEO

HFHISUB.

By: ______________________
Sean Folkson,
President

LLC Members

____

____

____

Funding Schedule and Equity Conversion

Amount Funded	Equity in HGLLC and SFLLC	Date of Funding
$ 500,000	5.00%	Closing hereunder (the "C Date")
$1,000,000	10.00%	C Date plus 30 days
$1,000,000	10.00%	C Date plus 60 days
$1,000,000	5.25%	C Date plus 90 days
$1,000,000	5.00%	C Date plus 120 days
$1,000,000	4.75%	C Date plus 150 days
$1,500,000	4.75%	C Date plus 300 days
$2,000,000	5.25%	C Date plus 425 days
$9,000,000 (total)	50.00% (total)	

EXHIBIT 2.01

HGLLC and SFLLC
Disclosure Schedule

Each of the representations and warranties of HGLLC and SFLLC set forth in Article II of the Agreement are supplemented and/or modified, if necessary, as set forth below on this Schedule. If there is any conflict between the Agreement and this Schedule, this Schedule shall take precedence.

Section 2.01(a). Organization and Authority. HGLLC was formed under the laws of the State of Georgia and SFLLC was formed under the laws of the State of Rhode Island.

Section 2.01(b). Capitalization of the Limited Liability Companies. The authorized capitalization of HGLLC is 10,000,000 common membership interests (all of which are currently issued and outstanding), and 9,000,000 preferred membership interests (none of which are issued or outstanding). The membership interests of HGLLC and SFLLC are as set forth in Schedule 2.01(b) attached hereto and made a part hereof.

Section 2.01(c). No Conflict; Required Consents. HGLLC required the consent of General Mills Marketing, Inc. in order to keep the trademark license in effect and such consent has been given.

Section 2.01(d). Financial Statements. HGLLC and SGLLC are start-up companies with limited operating histories, and their financial statements previously provided to NFHI fairly present the current financial condition of HGLLC and SFLLC.

Section 2.01(e). Liabilities. All material liabilities or obligations of HGLLC and SFLLC have been previously disclosed and discussed with NFHI.

Section 201(g). Absence of Changes. HGLLC and SGLLC are start-up companies seeking their first round of substantial financing and there has not been a normal course of business established yet.

Section 201(i). Litigation, Etc. As has been disclosed and discussed with NFHL, several lawsuits have been threatened against HGLLC and/or SGLLC by several of its creditors, but such creditors have agreed to forgo any action pending completion of financing.

Section 2.01(j). Insurance. HGLLC and SGLLC will obtain appropriate insurance coverage for their operations upon receipt of adequate financing.

Section 2.01(k). Taxes. HGLLC and SGLLC are start-up companies, have not generated taxable income and have not yet filed tax returns. Upon commencement of normal business operations, such returns and reports will be duly prepared and filed.

Section 2.01 (r). Contracts and Commitments. A list of contracts and other instruments which affect HGLLC and SFLCC in excess of $40,000 are set forth in Schedule 2.01(r) attached hereto and made a part hereof. There are also a number of employment matters set forth in Section 10.02 of the Agreement.

Section 2.01(t). Enforceability - No Default. As has been extensively disclosed and discussed with NFHI, most of the contracts set forth on Schedule 2.01(r) are currently in default, including the trademark license agreement referenced in Section 2.01(u)..

Schedule 2.01(b)

HGLLC Membership Interests		SFLLC Membership Interests	
Frank C. Everrett	45%	HGLLC	100%
Greenman Capital LLC	35%		
Christopher M. Dreska	15%		
Rebekah Reinhart	5%		

Schedule 2.01(d)(d)

FiberOne Ice Cream

Schedule 2.01(f)

The last five items set forth on Schedule 2.01(r) reference promissory notes of HGLLC and/or SFLLC payable to the indicated individuals or entities.

Schedule 2.01(r)

Contracting Parties In Excess of $40,000

General Mills Marketing, Inc.

Sterling Design

Crossroads Financial

Hy-Vee Food Stores

Helgel Associates

Franklin Everett

Kevin McLaughlin

Greenman Capital LLC

C Tuttle, LLC

ADRIA, LLC

Schedule 2.01(s)

There is no real property or leased space owned or controlled by HGLLC or SGLLC, except for the product laboratory space in Batesville, Arkansas.

Exhibit 4.01

NightFood Holdings, Inc.
Disclosure Schedule

Each of the representations and warranties set forth in Articles IV and V of the Agreement are supplemented and/or modified, if necessary, as set forth below on this Schedule. If there is any conflict between the Agreement and this Schedule, this Schedule shall take precedence.

Additional Disclosure Rep 4.01

Section 4.01 (e). - NightFood is a registered trademark of NightFood, Inc.

Section 4.01 (g). - NightFood Holdings, Inc. has issued warrants to purchase restricted Common Stock as follows:

- 300,000 5-year warrants at $.75/share, expiring 10/7/21
- 1,000,000 6-month warrants at $.25/share, expiring 4/18/16
- 1,000,000 6-month warrants at $.25/share, expiring 5/8/16

Section 4.01 (k). NightFood, Inc. recently missed a payment on its product liability insurance. The insurance remains in effect, and payment is expected to be made shortly

Section 4.01 (l). NightFood Holdings, Inc. has not yet filed its tax returns for the most recent filing period, but rather filed an extension. We do not expect to owe any taxes.

Exhibit 5.01

NightFood Holdings, Inc.
Representations & Warranties of NFHI Principal Shareholders

The following are the principal shareholders of NightFood:

Shareholder	Shares Owned	Notes	Approx %
Sean Folkson	16,433,568	Owned directly and through trusts. Includes 2.6 million shares owned by a trust controlled by Mr. Folkson's wife. Mr. Folkson disclaims beneficial ownership of these shares.	57.50%
Peter Leighton	4,000,000		13.99%